UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

_____________________________

Date of Report (Date of earliest event reported): October 13, 2015

Aly Energy Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	033-92894	75-2440201
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 920

Houston, Texas 77056

(Address of principal executive offices)

Registrant’s telephone number, including area code: 713-333-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On October 13, 2015, the Company dismissed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm. On October 13, 2015, the Audit Committee of the Board of Directors selected McGladrey LLP (“McGladrey”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The audit report of BDO on the financial statements of the Company as of and for the year ended December 31, 2014 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the year ended December 31, 2014 and the interim period through October 13, 2015, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, had it not been resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of such disagreements in its report on the financial statements of the Company for such period. During this time, there have been no reportable events as described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company has provided BDO with a copy of the foregoing disclosures and requested that BDO furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not BDO agrees with the above statements regarding BDO. A copy of BDO’s letter dated October 14, 2015, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Prior to its appointment, the Company had not consulted with McGladrey with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matter or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter from BDO USA, LLP, dated October 14, 2015.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aly Energy Services, Inc.

Dated: October 15, 2015	By:	/s/ Munawar H. Hidayatallah
Name: Munawar H. Hidayatallah
Title: Chairman and CEO